Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate January 31, 2019	Kenneth E. Webster Investor Relations 716-857-7067	David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS FIRST QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the first quarter of its 2019 fiscal year.

FISCAL 2019 FIRST QUARTER SUMMARY

•	GAAP earnings of $102.7 million, or $1.18 per share, compared to $198.7 million, or $2.30 per share, in the prior year

•	Adjusted operating results of $97.5 million, or $1.12 per share, compared to $88.0 million, or $1.02 per share, in the prior year (see non-GAAP reconciliation below)

•	Consolidated Adjusted EBITDA of $219.4 million compared to $205.7 million in the prior year (see non-GAAP reconciliation on page 22)

•	E&P segment net production of 49.2 Bcfe, an increase of 23% from the prior year

•	Average natural gas prices, after the impact of hedging, of $2.61 per Mcf, down $0.11 per Mcf from the prior year

•	Average oil prices, after the impact of hedging, of $61.70 per Bbl, up $1.91 per Bbl from the prior year

•	E&P cash operating expenses averaged $1.35 per Mcfe, a decrease of $0.13 per Mcfe from the prior year

•	Gathering segment operating revenues increased $5.9 million, or 25% on higher system throughput

•	Utility segment net income increased $4.7 million, or 22%, on higher customer margins

•	Lower consolidated interest expense of $2.1 million resulting from the early refinancing of an 8.75% coupon 10-year note that was set to mature in May 2019

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2018	2017
Reported GAAP Earnings	$102,660	$198,654
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	(5,000)	(111,000)
Unrealized (gain) loss on hedge ineffectiveness (E&P)	(6,505)	433
Tax impact of unrealized (gain) loss on hedge ineffectiveness	1,366	(106)
Unrealized loss on other investments (Corporate / All Other)	6,347	—
Tax impact of unrealized loss on other investments	(1,333)	—
Adjusted Operating Results	$97,535	$87,981

Reported GAAP Earnings per share	$1.18	$2.30
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	(0.06)	(1.29)
Unrealized (gain) loss on hedge ineffectiveness (E&P)	(0.08)	0.01
Tax impact of unrealized (gain) loss on hedge ineffectiveness	0.02	—
Unrealized loss on other investments (Corporate / All Other)	0.07	—
Tax impact of unrealized loss on other investments	(0.01)	—
Adjusted Operating Results per share	$1.12	$1.02

Page 2.

MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: “We’ve started off our 2019 fiscal year with a strong first quarter and we expect our momentum will continue through the whole year. As we transitioned into the winter heating season, the operating teams in our Utility and Pipeline and Storage businesses have our pipeline systems ready to safely deliver natural gas to the more than 750,000 customers within our service territories and across the northeast, ensuring that homes and businesses continue to benefit from the reliability of natural gas when needed most. Our operations’ employees were also able to provide mutual aid to other northeast utilities that recently experienced operational issues on their systems.

“In our Exploration and Production and Gathering operations, both quarterly production and gathering throughput continue to grow at a healthy clip, and we’re on track to achieve our targeted production growth while also growing our earnings and cash flows. With a balanced portfolio of long-term sales and transportation contracts and line of sight on incremental transportation capacity out of the basin, we remain focused on efficiently developing both the Marcellus and Utica shale horizons across our more than 700,000-acre, fee-owned acreage position in the Western Development Area.

“As has been the case for decades, across our operations we remain focused on prudently deploying capital, driving shareholder value with the development of our integrated assets, and returning capital to shareholders through our long-standing dividend.”

FISCAL 2019 GUIDANCE

National Fuel is tightening and raising its full-year earnings guidance for fiscal 2019. The Company is now projecting that earnings on a non-GAAP basis will be within the range of $3.45 to $3.65 per share, or $3.55 per share at the midpoint of the range. The $0.05 per share increase from the midpoint of the previous guidance range reflects the impact of actual results for the three months ended December 31, 2018, and updates to key forecast assumptions, including natural gas and oil prices. The Company is also reaffirming its guidance for its Exploration and Production segment’s fiscal 2019 net production of 210 to 230 billion cubic feet equivalent (“Bcfe”), which represents a 24 percent increase over fiscal 2018 at the midpoint of the range. Projections for consolidated and individual segment capital expenditures are also unchanged.

The revised earnings guidance range does not include the impact of certain items that impacted the comparability of earnings during the first quarter, including: (1) the remeasurement of deferred income taxes resulting from the 2017 Tax Reform Act, which reduced the Company’s income tax expense and benefited consolidated earnings in the first quarter by $0.06 per share; (2) the full year impact of the Exploration and Production segment’s unrealized gain on hedging ineffectiveness, which increased earnings by $0.06 per share in the first quarter ($3.2 million, or $0.03 per share, of the unrealized gain relates to hedge contracts that will settle during the remaining nine months ending September 30, 2019); and (3) the unrealized loss on other investments due to the change in an accounting rule discussed on page 6, which lowered earnings by $0.06 per share. While the Company expects to record additional adjustments to one or more of these items during the remaining nine months ending September 30, 2019, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

Additional details on the Company's forecast assumptions and business segment guidance for fiscal 2019 are outlined in the table on page 8.

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each operating segment is summarized in a tabular form on pages 9 and 10 of this report. It may be helpful to refer to those tables while reviewing this discussion. Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

The 2017 Tax Reform Act, which was passed during the prior year first quarter, reduced the statutory federal tax rate and resulted in the remeasurement of the Company’s deferred income taxes. For the Company’s non-rate regulated activities, the net decrease in the Company’s deferred income taxes lowered income tax expense and benefited the prior year first quarter consolidated earnings by $111.0 million, or $1.29 per share. A removal of a valuation allowance related to the remeasurement

-more-

Page 3.

of deferred income taxes from the 2017 Tax Reform Act during the current year first quarter lowered income tax expense and benefited consolidated earnings by $5.0 million, or $0.06 per share. The remeasurement of deferred income taxes due to 2017 Tax Reform, which was a significant driver of the Company’s first quarter segment GAAP earnings when compared to the prior year, is outlined in the tables below that reconcile GAAP earnings to Adjusted Operating Results by segment.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended
	December 31,
(in thousands)	2018	2017	Variance
GAAP Earnings	$38,214	$106,698	$(68,484)
Remeasurement of deferred taxes under 2017 Tax Reform	$(990)	$(77,300)	$76,310
Unrealized (gain) loss on hedge ineffectiveness	$(6,505)	$433	$(6,938)
Tax impact of unrealized (gain) loss on hedge ineffectiveness	$1,366	$(106)	$1,472
Adjusted Operating Results	$32,085	$29,725	$2,360

Adjusted EBITDA	$89,896	$80,221	$9,675

The Exploration and Production segment’s first quarter GAAP earnings decreased $68.5 million versus the prior year, driven primarily by the impact of 2017 Tax Reform on deferred taxes discussed above and the net impact of unrealized gains and losses that were recognized due to hedge accounting ineffectiveness (see further discussion below). Excluding these items, the Exploration and Production segment’s first quarter earnings increased $2.4 million as higher natural gas production and better realized crude oil prices were partially offset by the negative impacts of lower realized natural gas prices, lower crude oil production, and higher operating expenses.

Seneca’s first quarter net production was 49.2 billion cubic feet equivalent (“Bcfe”), an increase of 9.1 Bcfe, or 23 percent, from the prior year. Natural gas production increased 9.7 billion cubic feet (“Bcf”), or 27 percent, due primarily to production from new Marcellus and Utica wells completed and connected to sales in Pennsylvania. Seneca increased production by 5.7 Bcf in the EDA-Lycoming area, where development was timed to fill interstate pipeline capacity contracted on the Atlantic Sunrise project which went in service during the quarter. Production from the WDA-Clermont area increased 3.3 Bcf due to increased Utica development. Seneca's average realized natural gas price, after the impact of hedging and transportation costs, was $2.61 per thousand cubic feet ("Mcf"), a decrease of $0.11 per Mcf from the prior year. The decline in Seneca’s average realized natural gas price is primarily attributable to the expiration of physical firm sales and financial hedge contracts over the past 12 months that had favorable pricing relative to firm sales and hedges settled in the current quarter, offset partially by improved realizations on unhedged production tied to NYMEX and sold into the spot markets in Pennsylvania.

Seneca’s oil production for the first quarter decreased 101 thousand barrels ("Mbbl") due largely to the impact of the sale of Seneca’s Sespe properties in California in the third quarter of fiscal 2018. Seneca's average realized oil price, after the impact of hedging, was $61.70 per barrel ("Bbl"), an increase of $1.91 per Bbl over the prior year. The improvement in oil price realizations was due primarily to higher market prices for West Texas Intermediate (WTI) crude oil during the quarter and stronger price differentials relative to WTI at local sales points in California. The improving local price differentials also required Seneca to record the net $6.5 million unrealized mark-to-market gain on its WTI and Brent financial swap contracts due to accounting rules on measuring hedge ineffectiveness.

Total operating expenses increased $14.4 million during the first quarter. Lease operating and transportation (“LOE”) expense increased $2.9 million due mostly to higher gathering expenses in Appalachia resulting from the increase in natural gas production, partially offset by lower operating costs in California following the sale of Seneca’s Sespe properties. General and Administrative (“G&A”) expense increased $1.6 million due mainly to higher personnel costs. Depreciation, depletion and amortization (“DD&A”) expense increased $7.3 million due to the increase in production and a higher per unit depletion rate. Property, franchise, and other taxes increased $2.8 million due to higher impact fees in Pennsylvania, which increase and decrease along with natural gas index prices on a calendar year basis. On a per unit of production basis, cash operating expenses (total

-more-

Page 4.

operating expenses excluding DD&A) were $1.35 per thousand cubic feet equivalent (“Mcfe”), a decrease of $0.13 per Mcfe from the prior year.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	December 31,
(in thousands)	2018	2017	Variance
GAAP Earnings	$25,102	$38,462	$(13,360)
Remeasurement of deferred taxes under 2017 Tax Reform	$—	$(14,100)	$14,100
Adjusted Operating Results	$25,102	$24,362	$740

Adjusted EBITDA	$47,824	$50,417	$(2,593)

The Pipeline and Storage segment’s first quarter GAAP earnings decreased $13.4 million versus the prior year, driven primarily by the impact of 2017 Tax Reform on deferred taxes discussed above. Excluding this item, the Pipeline and Storage segment’s first quarter earnings increased $0.7 million as higher operating revenues, lower interest expense and a lower effective tax rate were partially offset by higher operating expenses. Operating revenues increased $1.8 million versus the prior year due primarily to other revenues recorded during the quarter for funds received relating to the early termination of a transportation contract. Operation and Maintenance (“O&M”) expense increased $4.0 million over the prior year due primarily to an increase in compressor and facility maintenance activity during the quarter, higher long term incentive compensation expense, and the impact in the prior year of the reversal of a reserve for preliminary engineering and survey costs relating to projects in development. The combined $0.7 million increase in DD&A expense and property, franchise and other taxes was due to projects and new facilities placed in service over the past year.

The 2017 Tax Reform Act lowered the Company’s statutory federal income tax rate from a blended 24.5 percent in fiscal 2018 to 21 percent in fiscal 2019, which decreased income tax expense by $0.8 million. Other tax items, due mostly to permanent book to tax differences, lowered income tax expense by another $1.6 million.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region which currently delivers Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended
	December 31,
(in thousands)	2018	2017	Variance
GAAP Earnings	$14,183	$45,400	$(31,217)
Remeasurement of deferred taxes under 2017 Tax Reform	$(500)	$(34,900)	$34,400
Adjusted Operating Results	$13,683	$10,500	$3,183

Adjusted EBITDA	$25,948	$20,813	$5,135

The Gathering segment’s first quarter GAAP earnings decreased $31.2 million versus the prior year, driven primarily by the impact of 2017 Tax Reform on deferred taxes discussed above. Excluding this item, the $3.2 million increase in the Gathering segment’s first quarter earnings was due mainly to higher operating revenues, offset partially by higher operating expenses. Operating revenues increased $5.9 million, or 25 percent, due primarily to an 11.5 Bcf increase in throughput from Seneca’s Appalachian natural gas production. The Trout Run gathering system throughput increased 6.7 Bcf as Seneca increased production

-more-

Page 5.

during the quarter to fill its new interstate pipeline capacity on the Atlantic Sunrise project. Throughput on the Covington and Clermont gathering systems increased 1.4 Bcf and 4.1 Bcf, respectively.

Operating expenses increased $1.3 million during the first quarter. O&M expense increased $0.7 million due largely to the operation of additional compression facilities along the Covington gathering system, which were acquired from affiliate Seneca in March 2018, and an increase in facilities and related maintenance activity at the Trout Run gathering system. DD&A expense increased $0.6 million due to an increase in plant assets in-service during the quarter ended December 31, 2018.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	December 31,
(in thousands)	2018	2017	Variance
GAAP Earnings	$25,649	$20,993	$4,656
Remeasurement of deferred taxes under 2017 Tax Reform	$—	$—	$—
Adjusted Operating Results	$25,649	$20,993	$4,656

Adjusted EBITDA	$57,569	$54,150	$3,419

The $4.7 million increase in the Utility segment’s first quarter GAAP earnings was due primarily to higher margin (operating revenues less purchased gas expense), lower interest expense and a lower effective tax rate. The increase in the Utility’s margin was largely attributable to the impacts of higher usage and weather on residential and commercial customer margins. Also contributing to the increase were revenues relating to the recovery of the segment’s increased capital investment in its distribution system under a system modernization mechanism. Interest expense decreased $0.9 million due primarily to the Company’s early refinancing of an 8.75 percent coupon 10-year note that was set to mature in May 2019.

The 2017 Tax Reform Act lowered the Company’s statutory federal income tax rate from a blended 24.5 percent in fiscal 2018 to 21 percent in fiscal 2019, which decreased income tax expense $1.0 million from the prior year first quarter. In accordance with state regulatory orders, the Utility segment has been recording a refund provision to return the net effect of the 2017 Tax Reform Act to its customers. The estimated refund provision recorded for the quarter ended December 31, 2018, was $0.5 million lower than the refund provision recorded for the quarter ended December 31, 2017.

Energy Marketing Segment

The Energy Marketing segment's operations are carried out by National Fuel Resources, Inc. (“NFR”). NFR markets natural gas to industrial, wholesale, commercial, public authority, and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

	Three Months Ended
	December 31,
(in thousands)	2018	2017	Variance
GAAP Earnings	$(302)	$1,046	$(1,348)
Remeasurement of deferred taxes under 2017 Tax Reform	$(198)	$200	$(398)
Adjusted Operating Results	$(500)	$1,246	$(1,746)

Adjusted EBITDA	$(721)	$1,804	$(2,525)

The Energy Marketing segment’s first quarter GAAP earnings decreased $1.3 million versus the prior year, driven partly by the impact of 2017 Tax Reform on deferred taxes discussed above. Excluding this item, the Energy Marketing segment’s first quarter net loss of $0.5 million was a decrease of $1.7 million over the prior year earnings of $1.2 million. The decrease is due largely to lower margins (operating revenues less purchased gas costs). NFR’s customer margins were negatively impacted

-more-

Page 6.

by stronger natural gas prices at local purchase points relative to NYMEX-based customer sales contracts. The average cost per Mcf of gas purchased on a spot basis at local purchase points increased 42 percent during the quarter, compared to the average increase in NYMEX monthly settlement prices of 24 percent.

Corporate and All Other

Corporate and All Other operations had a combined loss of $0.2 million for the current year first quarter, which was $13.7 million lower than the loss of $13.9 million for prior year first quarter. The decrease in the loss was primarily attributable to the impact of the 2017 Tax Reform Act, which resulted in a remeasurement of deferred income taxes that increased prior quarter income tax expense by $15.1 million. A removal of a valuation allowance related to the 2017 Tax Reform Act during the quarter ended December 31, 2018, resulted in an adjustment to Corporate and All Other’s remeasured deferred income taxes and lowered current quarter income tax expense by $3.3 million. This increase in earnings was partially offset by the impact of $6.3 million of unrealized losses on investments in equity securities recorded during the quarter. Unrealized gains and losses on investments in equity securities are now recognized in earnings following the adoption of authoritative accounting guidance effective October 1, 2018. These unrealized gains and losses had been previously recorded as other comprehensive income.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, February 1, 2019, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the NFG Investor Relations News & Events page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, audio access is also provided by dialing (toll-free) 833-287-0795, using conference ID number “7996513”. For those unable to listen to the live conference call, an audio replay will be available approximately two hours following the teleconference at the same website link and by phone at (toll-free) 800-585-8367 using conference ID number “7996513”. Both the webcast and a telephonic replay will be available until the close of business on Friday, February 8, 2019.

National Fuel is an integrated energy company reporting financial results for five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Kenneth E. Webster	716-857-7067
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in the price of natural gas or oil; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with

-more-

Page 7.

environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; the impact of potential information technology, cybersecurity or data security breaches; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

-more-

Page 8.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2019. Additional details on the Company's forecast assumptions and business segment guidance for fiscal 2019 are outlined in the table below.

The revised earnings guidance range does not include the impact of certain items that impacted the comparability of earnings during the first quarter, including: (1) the remeasurement of deferred income taxes resulting from the 2017 Tax Reform Act, which reduced the Company’s income tax expense and benefited consolidated earnings in the first quarter by $0.06 per share; (2) the full year impact of the Exploration and Production segment’s unrealized gain on hedging ineffectiveness, which increased earnings by $0.06 per share in the first quarter ($3.2 million, or $0.03 per share, of the unrealized gain relates to hedge contracts that will settle during the remaining nine months ending September 30, 2019); and (3) the unrealized loss on other investments due to the change in an accounting rule discussed on page 6, which lowered earnings by $0.06 per share. While the Company expects to record additional adjustments to one or more of these items during the remaining nine months ending September 30, 2019, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Updated FY 2019 Guidance	Previous FY 2019 Guidance
Consolidated Earnings per Share	$3.45 to $3.65	$3.35 to $3.65
Consolidated Effective Tax Rate	24% to 25%	~25%

Capital Expenditures (Millions)
Exploration and Production	$460 - $495	$460 - $495
Pipeline and Storage	$120 - $150	$120 - $150
Gathering	$55 - $65	$55 - $65
Utility	$90 - $100	$90 - $100
Consolidated Capital Expenditures	$725 - $810	$725 - $810

Exploration & Production Segment Guidance

Commodity Price Assumptions
NYMEX natural gas price (winter | summer)	$3.25 /MMBtu | $2.75 /MMBtu	$3.00 /MMBtu | $2.65 /MMBtu
Appalachian basin spot price (winter | summer)	$2.75 /MMBtu | $2.25 /MMBtu	$2.50 /MMBtu | $2.00 /MMBtu
NYMEX (WTI) crude oil price	$55.00 /Bbl	$70.00 /Bbl
California oil price (% of WTI)	102%	100%

Production (Bcfe)
East Division - Appalachia	194 to 214	194 to 214
West Division - California	~ 16	~ 16
Total Production	210 to 230	210 to 230

E&P Operating Costs ($/Mcfe)
LOE	$0.85 - $0.90	$0.85 - $0.90
G&A	$0.25 - $0.35	$0.25 - $0.35
DD&A	$0.70 - $0.75	$0.70 - $0.75

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$130 - $140	$130 - $140
Pipeline and Storage Segment Revenues	~$285	~$285

Page 9.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED DECEMBER 31, 2018
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

First quarter 2018 GAAP earnings	$106,698	$38,462	$45,400	$20,993	$1,046	$(13,945)	$198,654
Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	(77,300)	(14,100)	(34,900)		200	15,100	(111,000)
Unrealized loss on hedge ineffectiveness	433						433
Tax impact of unrealized loss on hedge ineffectiveness	(106)						(106)
First quarter 2018 adjusted operating results	29,725	24,362	10,500	20,993	1,246	1,155	87,981

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	19,897						19,897
Higher (lower) crude oil production	(4,563)						(4,563)
Higher (lower) realized natural gas prices, after hedging	(3,563)						(3,563)
Higher (lower) realized crude oil prices, after hedging	825						825

Midstream Revenues
Higher (lower) operating revenues		1,339	4,421				5,760

Downstream Margins***
Impact of higher usage and weather				1,739			1,739
System modernization tracker revenues				889			889
Lower (higher) refund provision on tax rate change				413			413
Higher (lower) marketing margins					(1,827)		(1,827)

Operating Expenses
Lower (higher) lease operating and transportation expenses	(2,201)						(2,201)
Lower (higher) operating expenses	(1,068)	(2,991)	(549)				(4,608)
Lower (higher) property, franchise and other taxes	(2,109)						(2,109)
Lower (higher) depreciation / depletion	(5,493)		(446)				(5,939)

Other Income (Expense)
(Higher) lower interest expense	159	445	(28)	713	5	274	1,568

Income Taxes
Impact of tax rate reduction due to 2017 Tax Reform	1,593	796	586	1,007	(30)	(218)	3,734
Lower (higher) income tax expense / effective tax rate	(1,184)	1,635	(600)	(30)	162	103	86

All other / rounding	67	(484)	(201)	(75)	(56)	202	(547)
First quarter 2019 adjusted operating results	32,085	25,102	13,683	25,649	(500)	1,516	97,535

Remeasurement of deferred taxes under 2017 Tax Reform	990		500		198	3,312	5,000
Unrealized gain on hedge ineffectiveness	6,505						6,505
Tax impact of unrealized gain on hedge ineffectiveness	(1,366)						(1,366)
Unrealized (loss) on other investments						(6,347)	(6,347)
Tax impact of unrealized loss on other investments						1,333	1,333
First quarter 2019 GAAP earnings	$38,214	$25,102	$14,183	$25,649	$(302)	$(186)	$102,660

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 24.5% federal statutory rate effective for the 2018 fiscal year. The impact of the change to a 21% federal statutory rate for the 2019 fiscal year is broken out separately under the caption "Income Taxes".

*** Downstream margin defined as operating revenues less purchased gas expense.

Page 10.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED DECEMBER 31, 2018
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

First quarter 2018 GAAP earnings per share	$1.24	$0.45	$0.53	$0.24	$0.01	$(0.17)	$2.30
Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	(0.90)	(0.16)	(0.40)		—	0.17	(1.29)
Unrealized loss on hedge ineffectiveness	0.01						0.01
Tax impact of unrealized loss on hedge ineffectiveness	—						—
Rounding	(0.01)	(0.01)	(0.01)		0.01	0.02	—
First quarter 2018 adjusted operating results per share	0.34	0.28	0.12	0.24	0.02	0.02	1.02

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	0.23						0.23
Higher (lower) crude oil production	(0.05)						(0.05)
Higher (lower) realized natural gas prices, after hedging	(0.04)						(0.04)
Higher (lower) realized crude oil prices, after hedging	0.01						0.01

Midstream Revenues
Higher (lower) operating revenues		0.02	0.05				0.07

Downstream Margins***
Impact of higher usage and weather				0.02			0.02
System modernization tracker revenues				0.01			0.01
Lower (higher) refund provision on tax rate change				—			—
Higher (lower) marketing margins					(0.02)		(0.02)

Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.03)						(0.03)
Lower (higher) operating expenses	(0.01)	(0.03)	(0.01)				(0.05)
Lower (higher) property, franchise and other taxes	(0.02)						(0.02)
Lower (higher) depreciation / depletion	(0.06)		(0.01)				(0.07)

Other Income (Expense)
(Higher) lower interest expense	—	0.01	—	0.01	—	—	0.02

Income Taxes
Impact of tax rate reduction due to 2017 Tax Reform	0.02	0.01	0.01	0.01	—	—	0.05
Lower (higher) income tax expense / effective tax rate	(0.01)	0.02	(0.01)	—	—	—	—

All other / rounding	(0.01)	(0.02)	0.01	0.01	(0.01)	(0.01)	(0.03)
First quarter 2019 adjusted operating results per share	0.37	0.29	0.16	0.30	(0.01)	0.01	1.12

Remeasurement of deferred taxes under 2017 Tax Reform	0.01		0.01		—	0.04	0.06
Unrealized gain on hedge ineffectiveness	0.08						0.08
Tax impact of unrealized gain on hedge ineffectiveness	(0.02)						(0.02)
Unrealized (loss) on other investments						(0.07)	(0.07)
Tax impact of unrealized loss on other investments						0.01	0.01
Rounding			(0.01)		0.01		—
First quarter 2019 GAAP earnings per share	$0.44	$0.29	$0.16	$0.30	$—	$(0.01)	$1.18

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 24.5% federal statutory rate effective for the 2018 fiscal year. The impact of the change to a 21% federal statutory rate for the 2019 fiscal year is broken out separately under the caption "Income Taxes".

*** Downstream margin defined as operating revenues less purchased gas expense.

Page 11.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended
	December 31,
	(Unaudited)
SUMMARY OF OPERATIONS	2018	2017
Operating Revenues:
Utility and Energy Marketing Revenues	$272,092	$225,725
Exploration and Production and Other Revenues	163,937	140,450
Pipeline and Storage and Gathering Revenues	54,218	53,480
	490,247	419,655
Operating Expenses:
Purchased Gas	138,660	94,034
Operation and Maintenance:
Utility and Energy Marketing	43,915	44,080
Exploration and Production and Other	32,795	35,083
Pipeline and Storage and Gathering	24,934	20,311
Property, Franchise and Other Taxes	24,005	20,848
Depreciation, Depletion and Amortization	64,255	55,830
	328,564	270,186

Operating Income	161,683	149,469

Other Income (Expense):
Other Income (Deductions)	(9,602)	(3,503)
Interest Expense on Long-Term Debt	(25,439)	(28,087)
Other Interest Expense	(1,073)	(502)

Income Before Income Taxes	125,569	117,377

Income Tax Expense (Benefit)	22,909	(81,277)

Net Income Available for Common Stock	$102,660	$198,654

Earnings Per Common Share
Basic	$1.19	$2.32
Diluted	$1.18	$2.30

Weighted Average Common Shares:
Used in Basic Calculation	86,032,729	85,630,296
Used in Diluted Calculation	86,708,814	86,325,537

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(Thousands of Dollars)	2018	2018

ASSETS
Property, Plant and Equipment	$10,604,089	$10,439,839
Less - Accumulated Depreciation, Depletion and Amortization	5,520,472	5,462,696
Net Property, Plant and Equipment	5,083,617	4,977,143

Current Assets:
Cash and Temporary Cash Investments	109,754	229,606
Hedging Collateral Deposits	2,784	3,441
Receivables - Net	192,604	141,498
Unbilled Revenue	74,497	24,182
Gas Stored Underground	30,336	37,813
Materials and Supplies - at average cost	34,947	35,823
Unrecovered Purchased Gas Costs	8,700	4,204
Other Current Assets	69,219	68,024
Total Current Assets	522,841	544,591

Other Assets:
Recoverable Future Taxes	114,219	115,460
Unamortized Debt Expense	15,412	15,975
Other Regulatory Assets	111,611	112,918
Deferred Charges	42,994	40,025
Other Investments	129,715	132,545
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	84,609	82,733
Fair Value of Derivative Financial Instruments	34,244	9,518
Other	42,190	102
Total Other Assets	580,470	514,752
Total Assets	$6,186,928	$6,036,486

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 86,270,957 Shares and 85,956,814 Shares, Respectively	$86,271	$85,957
Paid in Capital	817,076	820,223
Earnings Reinvested in the Business	1,172,334	1,098,900
Accumulated Other Comprehensive Loss	(28,690)	(67,750)
Total Comprehensive Shareholders' Equity	2,046,991	1,937,330
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,131,880	2,131,365
Total Capitalization	4,178,871	4,068,695

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	—	—
Accounts Payable	127,926	160,031
Amounts Payable to Customers	—	3,394
Dividends Payable	36,663	36,532
Interest Payable on Long-Term Debt	30,016	19,062
Customer Advances	7,351	13,609
Customer Security Deposits	23,842	25,703
Other Accruals and Current Liabilities	191,172	132,693
Fair Value of Derivative Financial Instruments	2,112	49,036
Total Current and Accrued Liabilities	419,082	440,060

Deferred Credits:
Deferred Income Taxes	598,285	512,686
Taxes Refundable to Customers	366,448	370,628
Cost of Removal Regulatory Liability	214,842	212,311
Other Regulatory Liabilities	150,337	146,743
Pension and Other Post-Retirement Liabilities	40,842	66,103
Asset Retirement Obligations	104,343	108,235
Other Deferred Credits	113,878	111,025
Total Deferred Credits	1,588,975	1,527,731
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$6,186,928	$6,036,486

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	December 31,
(Thousands of Dollars)	2018	2017

Operating Activities:
Net Income Available for Common Stock	$102,660	$198,654
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	64,255	55,830
Deferred Income Taxes	64,175	(94,676)
Stock-Based Compensation	5,311	3,905
Other	2,182	3,678
Change in:
Receivables and Unbilled Revenue	(101,541)	(83,357)
Gas Stored Underground and Materials and Supplies	8,353	10,337
Unrecovered Purchased Gas Costs	(4,496)	(3,164)
Other Current Assets	(1,195)	3,591
Accounts Payable	1,502	13,173
Amounts Payable to Customers	(3,394)	251
Customer Advances	(6,258)	2,697
Customer Security Deposits	(1,861)	2,131
Other Accruals and Current Liabilities	38,412	11,532
Other Assets	(42,400)	(5,275)
Other Liabilities	(21,333)	(21,775)
Net Cash Provided by Operating Activities	$104,372	$97,532

Investing Activities:
Capital Expenditures	$(177,567)	$(142,613)
Other	(2,549)	2,612
Net Cash Used in Investing Activities	$(180,116)	$(140,001)

Financing Activities:
Reduction of Long-Term Debt	$—	$(307,047)
Dividends Paid on Common Stock	(36,532)	(35,500)
Net Repurchases of Common Stock	(8,233)	(1,501)
Net Cash Used in Financing Activities	$(44,765)	$(344,048)

Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(120,509)	(386,517)
Cash, Cash Equivalents, and Restricted Cash at October 1	233,047	557,271
Cash, Cash Equivalents, and Restricted Cash at December 31	$112,538	$170,754

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
EXPLORATION AND PRODUCTION SEGMENT	2018	2017	Variance
Total Operating Revenues	$162,876	$139,141	$23,735

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	15,198	13,602	1,596
Lease Operating and Transportation Expense	42,562	39,647	2,915
All Other Operation and Maintenance Expense	2,353	2,535	(182)
Property, Franchise and Other Taxes	6,362	3,569	2,793
Depreciation, Depletion and Amortization	34,700	27,425	7,275
	101,175	86,778	14,397

Operating Income	61,701	52,363	9,338

Other Income (Expense):
Other Income (Deductions)	278	3	275
Other Interest Expense	(13,163)	(13,374)	211

Income Before Income Taxes	48,816	38,992	9,824
Income Tax Expense (Benefit)	10,602	(67,706)	78,308
Net Income	$38,214	$106,698	$(68,484)

Net Income Per Share (Diluted)	$0.44	$1.24	$(0.80)

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
PIPELINE AND STORAGE SEGMENT	2018	2017	Variance
Revenues from External Customers	$54,218	$53,310	$908
Intersegment Revenues	22,851	21,985	866
Total Operating Revenues	77,069	75,295	1,774

Operating Expenses:
Purchased Gas	304	106	198
Operation and Maintenance	21,633	17,672	3,961
Property, Franchise and Other Taxes	7,308	7,100	208
Depreciation, Depletion and Amortization	11,114	10,596	518
	40,359	35,474	4,885

Operating Income	36,710	39,821	(3,111)

Other Income (Expense):
Other Income (Deductions)	1,926	1,645	281
Interest Expense	(7,286)	(7,876)	590

Income Before Income Taxes	31,350	33,590	(2,240)
Income Tax Expense (Benefit)	6,248	(4,872)	11,120
Net Income	$25,102	$38,462	$(13,360)

Net Income Per Share (Diluted)	$0.29	$0.45	$(0.16)

	Three Months Ended
	December 31,
GATHERING SEGMENT	2018	2017	Variance
Revenues from External Customers	$—	$170	$(170)
Intersegment Revenues	29,690	23,665	6,025
Total Operating Revenues	29,690	23,835	5,855

Operating Expenses:
Operation and Maintenance	3,711	2,984	727
Property, Franchise and Other Taxes	31	38	(7)
Depreciation, Depletion and Amortization	4,679	4,088	591
	8,421	7,110	1,311

Operating Income	21,269	16,725	4,544

Other Income (Expense):
Other Income (Deductions)	43	316	(273)
Interest Expense	(2,377)	(2,340)	(37)

Income Before Income Taxes	18,935	14,701	4,234
Income Tax Expense (Benefit)	4,752	(30,699)	35,451
Net Income	$14,183	$45,400	$(31,217)

Net Income Per Share (Diluted)	$0.16	$0.53	$(0.37)

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
UTILITY SEGMENT	2018	2017	Variance
Revenues from External Customers	$220,012	$187,089	$32,923
Intersegment Revenues	2,645	2,182	463
Total Operating Revenues	222,657	189,271	33,386

Operating Expenses:
Purchased Gas	111,880	81,924	29,956
Operation and Maintenance	43,155	43,317	(162)
Property, Franchise and Other Taxes	10,053	9,880	173
Depreciation, Depletion and Amortization	13,290	13,325	(35)
	178,378	148,446	29,932

Operating Income	44,279	40,825	3,454

Other Income (Expense):
Other Income (Deductions)	(6,216)	(6,691)	475
Interest Expense	(5,893)	(6,837)	944

Income Before Income Taxes	32,170	27,297	4,873
Income Tax Expense	6,521	6,304	217
Net Income	$25,649	$20,993	$4,656

Net Income Per Share	$0.30	$0.24	$0.06

	Three Months Ended
	December 31,
ENERGY MARKETING SEGMENT	2018	2017	Variance
Revenues from External Customers	$52,080	$38,636	$13,444
Intersegment Revenues	332	126	206
Total Operating Revenues	52,412	38,762	13,650

Operating Expenses:
Purchased Gas	51,516	35,445	16,071
Operation and Maintenance	1,617	1,513	104
Depreciation, Depletion and Amortization	70	69	1
	53,203	37,027	16,176

Operating Income (Loss)	(791)	1,735	(2,526)

Other Income (Expense):
Other Income (Deductions)	45	13	32
Interest Expense	(5)	(11)	6

Income (Loss) Before Income Taxes	(751)	1,737	(2,488)
Income Tax Expense (Benefit)	(449)	691	(1,140)
Net Income (Loss)	$(302)	$1,046	$(1,348)

Net Income (Loss) Per Share (Diluted)	$—	$0.01	$(0.01)

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
ALL OTHER	2018	2017	Variance
Total Operating Revenues	$1,007	$1,096	$(89)
Operating Expenses:
Operation and Maintenance	261	314	(53)
Property, Franchise and Other Taxes	135	144	(9)
Depreciation, Depletion and Amortization	212	139	73
	608	597	11

Operating Income	399	499	(100)
Other Income (Expense):
Other Income (Deductions)	138	62	76

Income Before Income Taxes	537	561	(24)
Income Tax Expense	153	1,280	(1,127)
Net Income (Loss)	$384	$(719)	$1,103

Net Income (Loss) Per Share (Diluted)	$—	$(0.01)	$0.01

	Three Months Ended
	December 31,
CORPORATE	2018	2017	Variance
Revenues from External Customers	$54	$213	$(159)
Intersegment Revenues	1,165	1,000	165
Total Operating Revenues	1,219	1,213	6
Operating Expenses:
Operation and Maintenance	2,797	3,407	(610)
Property, Franchise and Other Taxes	116	117	(1)
Depreciation, Depletion and Amortization	190	188	2
	3,103	3,712	(609)

Operating Loss	(1,884)	(2,499)	615

Other Income (Expense):
Other Income (Deductions)	22,879	32,468	(9,589)
Interest Expense on Long-Term Debt	(25,439)	(28,087)	2,648
Other Interest Expense	(1,044)	(1,383)	339

Income (Loss) before Income Taxes	(5,488)	499	(5,987)
Income Tax Expense (Benefit)	(4,918)	13,725	(18,643)
Net Loss	$(570)	$(13,226)	$12,656

Net Loss Per Share (Diluted)	$(0.01)	$(0.16)	$0.15

	Three Months Ended
	December 31,
INTERSEGMENT ELIMINATIONS	2018	2017	Variance
Intersegment Revenues	$(56,683)	$(48,958)	$(7,725)
Operating Expenses:
Purchased Gas	(25,040)	(23,441)	(1,599)
Operation and Maintenance	(31,643)	(25,517)	(6,126)
	(56,683)	(48,958)	(7,725)

Operating Income	—	—	—

Other Income (Expense):
Other Income (Deductions)	(28,695)	(31,319)	2,624
Interest Expense	28,695	31,319	(2,624)
Net Income	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended
	December 31,
	(Unaudited)
					Increase
	2018		2017		(Decrease)

Capital Expenditures:
Exploration and Production	$120,214	(1)(2)	$74,725	(3)(4)	$45,489
Pipeline and Storage	29,964	(1)(2)	22,274	(3)(4)	7,690
Gathering	8,790	(1)(2)	12,931	(3)(4)	(4,141)
Utility	15,923	(1)(2)	16,535	(3)(4)	(612)
Energy Marketing	20		18		2
Total Reportable Segments	174,911		126,483		48,428
All Other	—		1		(1)
Corporate	17		29		(12)
Total Capital Expenditures	$174,928		$126,513		$48,415

(1)
Capital expenditures for the three months ended December 31, 2018, include accounts payable and accrued liabilities related to capital expenditures of $66.1 million, $12.9 million, $4.4 million, and $2.8 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2018, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the three months ended December 31, 2018, exclude capital expenditures of $51.3 million, $21.9 million, $6.1 million and $9.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2018 and paid during the three months ended December 31, 2018. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2018, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2018.

(3)
Capital expenditures for the three months ended December 31, 2017, include accounts payable and accrued liabilities related to capital expenditures of $37.1 million, $10.7 million, $4.7 million, and $3.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2017, since they represent non-cash investing activities at that date.

(4)
Capital expenditures for the three months ended December 31, 2017, exclude capital expenditures of $36.5 million, $25.1 million, $3.9 million and $6.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2017 and paid during the three months ended December 31, 2017. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2017, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2017.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended December 31	Normal	2018	2017	Normal (1)	Last Year (1)

Buffalo, NY	2,253	2,325	2,227	3.2	4.4
Erie, PA	2,044	2,030	2,029	(0.7)	0.0

(1)	Percents compare actual 2018 degree days to normal degree days and actual 2018 degree days to actual 2017 degree days.

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended
	December 31,
			Increase
	2018	2017	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	45,305	35,414	9,891
West Coast	502	695	(193)
Total Production	45,807	36,109	9,698

Average Prices (Per Mcf)
Appalachia	$2.93	$2.35	$0.58
West Coast	6.73	5.00	1.73
Weighted Average	2.97	2.40	0.57
Weighted Average after Hedging	2.61	2.72	(0.11)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	1	1	—
West Coast	571	672	(101)
Total Production	572	673	(101)

Average Prices (Per Barrel)
Appalachia	$66.31	$43.85	$22.46
West Coast	65.71	57.88	7.83
Weighted Average	65.71	57.86	7.85
Weighted Average after Hedging	61.70	59.79	1.91

Total Production (Mmcfe)	49,239	40,147	9,092

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.31	$0.34	$(0.03)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.86	$0.99	$(0.13)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.70	$0.68	$0.02

(1)
Refer to page 14 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)	Amounts include transportation expense of $0.54 per Mcfe for both the three months ended December 31, 2018 and December 31, 2017.

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remaining Nine Months of Fiscal 2019	Volume		Average Hedge Price
Oil Swaps
Brent	558,000	BBL	$63.52 / BBL
NYMEX	801,000	BBL	$53.42 / BBL
Total	1,359,000	BBL	$57.57 / BBL

Gas Swaps
NYMEX	60,120,000	MMBTU	$2.93 / MMBTU
DAWN	5,400,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	51,914,991	MMBTU	$2.68 / MMBTU
Total	117,434,991	MMBTU	$2.82 / MMBTU

Hedging Summary for Fiscal 2020	Volume		Average Hedge Price
Oil Swaps
Brent	864,000	BBL	$63.51 / BBL
NYMEX	324,000	BBL	$50.52 / BBL
Total	1,188,000	BBL	$59.96 / BBL

Gas Swaps
NYMEX	18,640,000	MMBTU	$3.04 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	45,045,882	MMBTU	$2.34 / MMBTU
Total	70,885,882	MMBTU	$2.59 / MMBTU

Hedging Summary for Fiscal 2021	Volume		Average Hedge Price
Oil Swaps
Brent	576,000	BBL	$64.48 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	732,000	BBL	$61.61 / BBL

Gas Swaps
NYMEX	4,840,000	MMBTU	$3.01 / MMBTU
DAWN	600,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	41,487,601	MMBTU	$2.22 / MMBTU
Total	46,927,601	MMBTU	$2.31 / MMBTU

Hedging Summary for Fiscal 2022	Volume		Average Hedge Price
Oil Swaps
Brent	300,000	BBL	$60.07 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	456,000	BBL	$56.97 / BBL

Fixed Price Physical Sales	40,579,694	MMBTU	$2.23 / MMBTU

Hedging Summary for Fiscal 2023	Volume		Average Hedge Price

Fixed Price Physical Sales	37,102,311	MMBTU	$2.26 / MMBTU

Hedging Summary for Fiscal 2024	Volume		Average Hedge Price

Fixed Price Physical Sales	20,948,498	MMBTU	$2.25 / MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price

Fixed Price Physical Sales	2,293,200	MMBTU	$2.18 / MMBTU

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended
	December 31,
			Increase
	2018	2017	(Decrease)
Firm Transportation - Affiliated	35,700	34,841	859
Firm Transportation - Non-Affiliated	156,201	171,860	(15,659)
Interruptible Transportation	916	882	34
	192,817	207,583	(14,766)

Gathering Volume - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2018	2017	(Decrease)
Gathered Volume - Affiliated	54,688	43,162	11,526

Utility Throughput - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2018	2017	(Decrease)
Retail Sales:
Residential Sales	19,780	17,847	1,933
Commercial Sales	2,846	2,596	250
Industrial Sales	204	144	60
	22,830	20,587	2,243
Off-System Sales	—	22	(22)
Transportation	22,270	21,427	843
	45,100	42,036	3,064

Energy Marketing Volume
	Three Months Ended
	December 31,
			Increase
	2018	2017	(Decrease)
Natural Gas (MMcf)	12,419	11,979	440

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three months ended December 31, 2018 and 2017:

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2018	2017
Reported GAAP Earnings	$102,660	$198,654
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	(5,000)	(111,000)
Unrealized (gain) loss on hedge ineffectiveness (E&P)	(6,505)	433
Tax impact of unrealized (gain) loss on hedge ineffectiveness	1,366	(106)
Unrealized loss on other investments (Corporate/All Other)	6,347	—
Tax impact of unrealized loss on other investments	(1,333)	—
Adjusted Operating Results	$97,535	$87,981

Reported GAAP Earnings per share	$1.18	$2.30
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	(0.06)	(1.29)
Unrealized (gain) loss on hedge ineffectiveness (E&P)	(0.08)	0.01
Tax impact of unrealized (gain) loss on hedge ineffectiveness	0.02	—
Unrealized loss on other investments (Corporate/All Other)	0.07	—
Tax impact of unrealized loss on other investments	(0.01)	—
Adjusted Operating Results per share	$1.12	$1.02

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three months ended December 31, 2018 and 2017:

	Three Months Ended
	December 31,
	2018	2017
(in thousands)
Reported GAAP Earnings	$102,660	$198,654
Depreciation, Depletion and Amortization	64,255	55,830
Other (Income) Deductions	9,602	3,503
Interest Expense	26,512	28,589
Income Taxes	22,909	(81,277)
Unrealized (Gain) Loss on Hedge Ineffectiveness	(6,505)	433
Adjusted EBITDA	$219,433	$205,732

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$47,824	$50,417
Gathering Adjusted EBITDA	25,948	20,813
Total Midstream Businesses Adjusted EBITDA	73,772	71,230
Exploration and Production Adjusted EBITDA	89,896	80,221
Utility Adjusted EBITDA	57,569	54,150
Energy Marketing Adjusted EBITDA	(721)	1,804
Corporate and All Other Adjusted EBITDA	(1,083)	(1,673)
Total Adjusted EBITDA	$219,433	$205,732

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended
	December 31,
(in thousands)	2018	2017
Exploration and Production Segment
Reported GAAP Earnings	$38,214	$106,698
Depreciation, Depletion and Amortization	34,700	27,425
Other (Income) Deductions	(278)	(3)
Interest Expense	13,163	13,374
Income Taxes	10,602	(67,706)
Unrealized (Gain) Loss on Hedge Ineffectiveness	(6,505)	433
Adjusted EBITDA	$89,896	$80,221

Pipeline and Storage Segment
Reported GAAP Earnings	$25,102	$38,462
Depreciation, Depletion and Amortization	11,114	10,596
Other (Income) Deductions	(1,926)	(1,645)
Interest Expense	7,286	7,876
Income Taxes	6,248	(4,872)
Adjusted EBITDA	$47,824	$50,417

Gathering Segment
Reported GAAP Earnings	$14,183	$45,400
Depreciation, Depletion and Amortization	4,679	4,088
Other (Income) Deductions	(43)	(316)
Interest Expense	2,377	2,340
Income Taxes	4,752	(30,699)
Adjusted EBITDA	$25,948	$20,813

Utility Segment
Reported GAAP Earnings	$25,649	$20,993
Depreciation, Depletion and Amortization	13,290	13,325
Other (Income) Deductions	6,216	6,691
Interest Expense	5,893	6,837
Income Taxes	6,521	6,304
Adjusted EBITDA	$57,569	$54,150

Energy Marketing Segment
Reported GAAP Earnings	$(302)	$1,046
Depreciation, Depletion and Amortization	70	69
Other (Income) Deductions	(45)	(13)
Interest Expense	5	11
Income Taxes	(449)	691
Adjusted EBITDA	$(721)	$1,804

Corporate and All Other
Reported GAAP Earnings	$(186)	$(13,945)
Depreciation, Depletion and Amortization	402	327
Other (Income) Deductions	5,678	(1,211)
Interest Expense	(2,212)	(1,849)
Income Taxes	(4,765)	15,005
Adjusted EBITDA	$(1,083)	$(1,673)